Exhibit 10.2

PENN-ARGOSY MERGER APPROVAL AGREEMENT

This Penn-Argosy Merger Approval Agreement (the “Agreement”) is entered into between the Illinois Gaming Board (“Gaming Board”) and Penn National Gaming Inc. (“Penn”), effective as of the date of execution by all parties (the “Effective Date”).

WHEREAS on September 29, 2005, the Gaming Board, pursuant to the Riverboat Gambling Act (the “Act”), made a decision on Penn’s request for regulatory approval to acquire Argosy Gaming Company (“Argosy”) and all its wholly-owned subsidiaries, including the Empress Casino Joliet Corporation (“Empress”) and the Alton Gaming Company (“Alton”), (collectively referred to as the “Merger”).

WHEREAS, on the Effective Date of this Agreement, Penn wholly owns the Hollywood Casino Corporation and its wholly-owned subsidiary, Hollywood Casino-Aurora Inc. (“Hollywood”).

WHEREAS, upon completion of the Merger, Penn will ultimately wholly own Empress, Alton and Hollywood;

WHEREAS, Penn is desirous of expediting the closing of the Merger;

WHEREAS, in exchange for the Board’s immediate approval of the Merger request, Penn requests prior Gaming Board approval to dispose of the Empress and Alton, pursuant to the terms incorporated herein, upon execution of the Merger; and

WHEREAS, the Gaming Board and Penn mutually desire to avoid the expense and risk of protracted litigation.

NOW THEREFORE, in consideration of the foregoing premises (which constitute an integral part of this Agreement) and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Gaming Board and Penn hereby agree as follows:

TERMS

1.                                       The Gaming Board agrees to approve the Merger, as presented by Penn, on September 29, 2005, consistent with the terms incorporated herein;

2.                                       Penn agrees to enter into a Definitive Sales Agreement to sell Empress and Alton by December 31, 2006.

3.                                       Penn agrees to dispose of Empress and Alton upon completion of the Board’s suitability investigation or June 30, 2007 (Execution Deadline), whichever is earlier.  If the Board’s suitability investigation is not completed by June 30, 2007, then the Execution Deadline will be extended until 15 days after completion of that investigation.

4.                                       Penn agrees that it will not appoint any existing members of the Board of Directors of Argosy to Penn’s Board of Directors or to the Boards of Directors at the Empress, Alton, or Hollywood without prior Board approval.

5.                                       Penn may request that the Gaming Board, in its sole discretion, review or reconsider the terms of this Agreement under which Penn and Argosy are approved to merge.  Notwithstanding the foregoing, Penn expressly waives any and all rights to file an action to contest the Board’s decision on the merger before any tribunal including the Gaming Board, federal and state courts and any other administrative tribunals.

6.                                       Penn hereby releases the Gaming Board, each of its Members, its staff and its attorneys, agents and representatives from any and all legal, equitable, or other claims or causes of action which are now known or unknown as of the Effective Date including, but not limited to, claims arising out of the Gaming Board’s decision on the Merger.

7.                                       Notwithstanding the foregoing, the Gaming Board and Penh reserve their rights to enforce the terms of this Agreement.

8.                                       The parties hereto represent and warrant to, and agree with the others as follows:

(a)                                  Each party has received independent legal advice from its own attorneys with respect to the advisability of making the settlement provided for herein, and with respect to the advisability of executing this Agreement.  Each party has contributed to the drafting of this Agreement and, therefore, the Agreement shall not be construed against either party.

(b)                                 No party (nor any agent, associate, representative, or attorney of or for any other party), has made any statement or representation to any other party regarding any fact relied upon by the other party in entering into this Agreement, and no party hereto relies upon any statement, representation or promise of any other party (or of any agent, associate, representative or attorney of or for any other party), in executing this Agreement, or in making the settlement provided for herein, except as expressly stated in this Agreement.

(c)                                  Each party, and its attorney, has made such investigation of the facts pertaining to this Agreement, and has all information with respect to all the matters pertaining thereto, as he, she or it deems necessary to make a final and binding decision to execute this Agreement and abide by the provisions herein.

(d)                                 This Agreement has been carefully read by all parties, the contents hereof are known and understood by all parties, and it is signed freely by each person or entity executing this Agreement;

(e)                                  The terms of this Agreement are contractual, not a mere recital, and are the result of negotiation among all the parties.

(f)                                    Each party hereto relies on the finality of this Agreement as a material factor inducing that party’s execution of this Agreement, and the obligations assumed by this Agreement.

9.                                       This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.  No person or entity is, or is intended to be, a third-party beneficiary of this Agreement.

10.                                 This Agreement shall be deemed to have been executed and delivered within the State of Illinois, and the laws of the State of Illinois shall apply to the interpretation and enforcement of this Agreement without reference to the choice of law rules thereof.

11.                                 Each signatory to this Agreement hereby represents and warrants that he/she is authorized to act on behalf of the party or parties he/she purports to represent or upon whose behalf he/she purports to act and shall submit documentation supporting such representation.

12.                                 In any action by the Gaming Board to enforce this Agreement, the Gaming Board shall be entitled to an award of reasonable attorneys’ fees and costs in connection with those proceedings.

13.                                 In any action by Penn to enforce this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys’ fees and costs in connection with those proceedings.

14.                                 This Agreement may be signed in counterparts and delivered by facsimile, with each executed counterpart in a facsimile standing as an original.

ILLINOIS GAMING BOARD		PENN NATIONAL GAMING INC.

/s/ Jeannette P. Tamayo		/s/ Kevin G. DeSanctis
By: Jeannette P. Tamayo		By: Kevin G. DeSanctis
Its: Administrator		Its: President

Dated:	September 29, 2005	Dated:	9-29-2005